STATE OF SOUTH CAROLINA
                              TITLE TO REAL ESTATE
COUNTY OF CHARLESTON

     KNOW ALL MEN BY THESE PRESENTS, that ENVIROMETRICS, INC. ("the Grantor"), a Delaware corporation, for and in consideration of the sum of Ten and No./100 Dollars ($10.00), and other valuable consideration, to it in hand paid at and before the sealing of these presents by JAMES W. MILLER ( the "Grantee"), the receipt of which is hereby acknowledged by the Grantee, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto the Grantee, his heirs, personal representatives, successors and assigns, forever, the following described real property, to wit:

                FOR LEGAL DESCRIPTION OF PROPERTY SEE EXHIBIT "A"
                      ATTACHED HERETO AND MADE PART HEREOF

     TOGETHER   with  all  and   singular   the  rights,   members,   tenements,
hereditaments and appurtenances to said premises belonging or in any wise incident or appertaining.

     TO HAVE AND TO HOLD, all and singular the premises before mentioned unto the grantee, his heirs, personal representatives, successors and assigns, forever.

     AND, the grantors do hereby bind the Grantor and Grantor's heirs, personal representatives, successors and assigns to warrant and forever defend all and singular said premises unto the Grantee and the Grantee's heirs, personal representatives, successors and assigns, against Grantor's and Grantor's' heirs, personal representatives, successors and assigns, and every person whomsoever lawfully claiming or to claim the same or any part thereof


     WITNESS the Grantor's hand and seal this 19th day of December 1996.


SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:
                                                     ENVIROMETRICS,  INC.


STATE OF SOUTH CAROLINA
COUNTY OF CHARLESTON

     PERSONALLY  appeared before me the  undersigned  witness and made oath that
(s)he saw the within named Envirometrics, Inc., by Walter H. Elliott, III, its President, sign, seal and as its act and deed, deliver the within written Deed, and that (s)he with the other witness witnessed the execution thereof.




Sworn to before me this
day of December, 1996.



Notary Public for South Carolina
My Commission Expires:




                                   EXHIBIT A
                                LEGAL DESCRIPTION


     All that certain unit, known as Unit F-2, situate, lying and being in Trident Executive Village Horizontal property Regime as shown on the Declaration (Master Deed), dated October 20, 1986, establishing the Trident Executive Village Horizontal Property Regime, recorded in Deed Book R-158, at Page 497, in the Office of the Register of Mesne Conveyances for Charleston County, South Carolina; and Expansion Amendment recorded in Deed Book J-160, at Page 7-27; and Expansion Amendment recorded in Book 0-166, at Page 159; and Subdivision Amendment recorded in Book N-168, at Page 299; and Subdivision Amendment dated October 12, 1987, and recorded in Book 0-169, at Page 586.

     Being the same property conveyed to Envirometrics, Inc., by deed of Bennett and Associates Leasing dated November 15, 1991, and recorded on November 15, 1991, in Book A-208, at Page 636.

TMS # 486-00-00-059
                                        c/o    E. Duffy Myrtetus/ Esq.
Grantee's Address:                             LeClair Ryan, P.C.
                                               707 East Main Street, llth Floor
                                               Richmond, VA 23219








STATE OF SOUTH CAROLINA
AFFIDAVIT
COUNTY OF CHARLESTON

     PERSONALLY appeared before me the undersigned, who, being duly sworn, deposes and says:


     1. Property located at Trident Executive Village, Unit F-2, bearing Charleston County Tax Map Number 486-00-00-059 was transferred by Envirometrics, Inc. to James W. Miller on December 19, 1996.

     2. The transaction was (Check one):

          an arm's length real property transaction and the sales price paid or to be paid in money or money's worth was $ 575,000.00.

          not an arm's length real property transaction and the fair market value of the property is $

     The above transaction is exempt, or partially exempt, from the recording fee as set forth in S.C. Code Ann. Section 12-24-10, et. seq., because the deed is"

     As required by Code Section 12-24-70, I state that I am a responsible person who was connected with the transaction as: President of Envirometrics, Inc.

     I further understand that a person required to furnish this affidavit who willfully furnishes a false or fraudulent affidavit is guilty of a misdemeanor and, upon conviction, must b ore than one thousand dollars or imprisoned not more than one year, or both.



Sworn to before me this
19th day of December, 1996.

Notary Public
My Commission Expires: 10-31-2001

     The fee is based on the real property's value. Value means the realty's fair market value. In arm's length real property transactions, this value is the sales price to be paid in money or money's worth (e.g. stocks, personal property, other realty, forgiveness of debt, mortgages assumed or placed on the realty as a result of the transaction). However, a deduction is allowed from this value for the amount of any lien or encumbrance existing on land, tenement, or realty before the transfer and remaining on it after the transfer.